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                              COLLATERAL AGREEMENT


                                     made by


                            HARVARD INDUSTRIES, INC.,
                              DOEHLER-JARVIS, INC.,
                       HARVARD TRANSPORTATION CORPORATION,
                        DOEHLER-JARVIS GREENEVILLE, INC.,
                       POTTSTOWN PRECISION CASTING, INC.,
                       DOEHLER-JARVIS TECHNOLOGIES, INC.,
                          DOEHLER-JARVIS TOLEDO, INC.,
                            HARMAN AUTOMOTIVE, INC.,
                          HAYES-ALBION CORPORATION, and
                   THE KINGSTON-WARREN CORPORATION as Grantors

                                   in favor of

                  NORWEST BANK MINNESOTA, NATIONAL ASSOCIATION,

                              as Collateral Agent

                         Dated as of November 24, 1998



================================================================================

                                TABLE OF CONTENTS

                                                                            Page

SECTION 1. DEFINED TERMS ..................................................    1
   1.1  Definitions .......................................................    1
   1.2  Other Definitional Provisions .....................................    5

SECTION 2. GRANT OF SECURITY INTEREST .....................................    6
   2.1  Collateral ........................................................    6
   2.2  Grant of Second Priority Security Interest ........................    6
   2.3  Acknowledgment Regarding Intercreditor Agreement ..................    7

SECTION 3. REPRESENTATIONS AND WARRANTIES .................................    7
   3.1  Title; No Other Liens .............................................    7
   3.2  Perfected Liens ...................................................    7
   3.3  Chief Executive Office ............................................    7
   3.4  Inventory and Equipment ...........................................    8
   3.5  Farm Products .....................................................    8
   3.6  Pledged Securities ................................................    8
   3.7  Receivables .......................................................    8
   3.8  Contracts .........................................................    9
   3.9  Intellectual Property .............................................    9

SECTION 4. COVENANTS ......................................................   10
   4.1  Delivery of Instruments and Chattel Paper .........................   10
   4.2  Maintenance of Insurance ..........................................   10
   4.3  Payment of Obligations ............................................   11
   4.4  Maintenance of Perfected Security Interest; Further Documentation .   11
   4.5  Changes in Locations, Name, etc ...................................   12
   4.6  Notices ...........................................................   12
   4.7  Pledged Securities ................................................   12
   4.8  Receivables .......................................................   14
   4.9  Contracts .........................................................   14
   4.10 Intellectual Property .............................................   14

SECTION 5. REMEDIAL PROVISIONS ............................................   16
   5.1  Certain Matters Relating to Receivables ...........................   16
   5.2  Communications with Obligors; Grantors Remain Liable ..............   17
   5.3  Pledged Stock .....................................................   17
   5.4  Proceeds to be Turned Over To Collateral Agent ....................   18
   5.5  Application of Proceeds ...........................................   19
   5.6  Code and Other Remedies ...........................................   19
   5.7  Registration Rights ...............................................   20
   5.8  Waiver; Deficiency ................................................   21


                                       i

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SECTION 6. THE COLLATERAL AGENT .........................................     21
   6.1   Collateral Agent's Appointment as Attorney-in-Fact, etc ........     21
   6.2   Duty of Collateral Agent .......................................     23
   6.3   Execution of Financing Statements ..............................     23
   6.4   Authority of Collateral Agent ..................................     23

SECTION 7. MISCELLANEOUS ................................................     24
   7.1   Amendments in Writing ..........................................     24
   7.2   Notices ........................................................     24
   7.3   No Waiver by Course of Conduct; Cumulative Remedies ............     24
   7.4   Enforcement Expenses; Indemnification ..........................     24
   7.5   Successors and Assigns .........................................     24
   7.6   Set-Off ........................................................     25
   7.7   Counterparts ...................................................     25
   7.8   Severability ...................................................     25
   7.9   Section Headings ...............................................     25
   7.10  Integration ....................................................     25
   7.11  GOVERNING LAW ..................................................     26
   7.12  Submission To Jurisdiction; Waivers ............................     26
   7.13  Acknowledgements ...............................................     26
   7.14  Additional Grantors ............................................     27
   7.15  Releases .......................................................     27
   7.16  WAIVER OF JURY TRIAL ...........................................     27

                              COLLATERAL AGREEMENT

     COLLATERAL AGREEMENT, dated as of November 24, 1998, made by each of the signatories hereto (together with any other entity that may become a party hereto as provided herein, the "Grantors"), in favor of NORWEST BANK MINNESOTA, NATIONAL ASSOCIATION, as Trustee under the Indenture described below (the Trustee, as secured party hereunder, the "Collateral Agent") is entered by and among HARVARD INDUSTRIES, INC., a Delaware corporation (the "Company"), DOEHLER-JARVIS, INC., a Delaware corporation, HARVARD TRANSPORTATION, CORPORATION, a Michigan corporation, DOEHLER-JARVIS GREENEVILLE, INC., a Delaware corporation, POTTSTOWN PRECISION CASTING, INC., a Delaware corporation, DOEHLER-JARVIS TECHNOLOGIES, INC., a Delaware corporation, DOEHLER-JARVIS TOLEDO INC., a Delaware corporation, and HARMAN AUTOMOTIVE, INC., a Michigan corporation, HAYES-ALBION CORPORATION, a Michigan corporation and THE KINGSTON-WARREN CORPORATION, a New Hampshire corporation (collectively, the "Subsidiary Guarantors").

                              W I T N E S S E T H :

     WHEREAS, pursuant to the Amended and Restated Purchase Agreement (as defined in the Indenture) and the Indenture (as defined herein), the Company proposes to issue the Securities (as defined in the Indenture) upon the terms and subject to the conditions set forth therein;

     WHEREAS, the Grantors are members of an affiliated group of companies;

     WHEREAS, the Grantors are engaged in related businesses, and each Grantor will derive substantial direct and indirect benefit from the issuance of the Securities; and

     WHEREAS, it is a condition to the closing of the offering of the Securities that the Grantors shall have executed and delivered this Agreement to the Collateral Agent;

     NOW, THEREFORE, in consideration of the premises and to induce the Initial Purchaser (as defined in the Indenture) to enter into the Amended and Restated Purchase Agreement and to induce the prospective purchasers of the Securities to purchase said Securities, each Grantor hereby agrees with the Collateral Agent as follows:

                            SECTION 1. DEFINED TERMS

     1.1 Definitions. (a) Unless otherwise defined herein, terms defined in the Indenture and used herein shall have the meanings given to them in the Indenture, and the following terms which are defined in the Uniform Commercial Code in effect in the State of New York on the date hereof are used herein as so defined: Accounts, Chattel Paper, Documents, Equipment, Farm Products, Instruments, Inventory and Investment Property.

     (b) The following terms shall have the following meanings:

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                                                                               2



     "Agreement": this Collateral Agreement, as the same may be amended, supplemented or otherwise modified from time to time.

     "Collateral": as defined in Section 2.

     "Collateral Account": any collateral account established by the Collateral Agent as provided in Section 5.1 or 5.4.

     "Contracts": the contracts and agreements listed in Schedule 7, as the same may be amended, supplemented or otherwise modified from time to time, including, without limitation, (i) all rights of any Grantor to receive moneys due and to become due to it thereunder or in connection therewith, (ii) all rights of any Grantor to damages arising thereunder and (iii) all rights of any Grantor to perform and to exercise all remedies thereunder.

     "Copyright Licenses": any written agreement naming any Grantor as licensor (including, without limitation, those listed in Schedule 6) granting any right under any Copyright, including, without limitation, the grant of rights to manufacture, distribute, exploit and sell materials derived from any Copyright.

     "Copyrights": (i) all copyrights arising under the laws of the United States, any other country or any political subdivision thereof, whether registered or unregistered and whether published or unpublished (including, without limitation, those listed in Schedule 6), all registrations and recordings thereof, and all applications in connection therewith, including, without limitation, all registrations, recordings and applications in the United States Copyright Office, and (ii) the right to obtain all renewals thereof.

     "DIP Credit Facilities": as defined in the Senior Credit Facility.

     "General Intangibles": all "general intangibles" as such term is defined in
Section 9-106 of the Uniform Commercial Code in effect in the State of New York on the date hereof and, in any event, including, without limitation, with respect to any Grantor, all contracts, agreements, instruments and indentures in any form, and portions thereof, to which such Grantor is a party or under which such Grantor has any right, title or interest or to which such Grantor or any property of such Grantor is subject, as the same may from time to time be amended, supplemented or otherwise modified, including, without limitation, (i) all rights of such Grantor to receive moneys due and to become due to it thereunder or in connection therewith, (ii) all rights of such Grantor to damages arising thereunder and (iii) all rights of such Grantor to perform and to exercise all remedies thereunder, in each case to the extent the grant by such Grantor of a security interest pursuant to this Agreement in its right, title and interest in such contract, agreement, instrument or indenture is not prohibited by such contract, agreement, instrument or indenture without the consent of any other party thereto, would not give any other party to such contract, agreement, instrument or indenture the right to terminate its obligations thereunder, or is permitted with consent if all necessary consents to such grant of a security interest have been obtained from the other parties thereto (it being understood that the foregoing shall not be deemed to obligate such Grantor to obtain such consents); provided, that the foregoing limitation shall not affect, limit, restrict or impair the grant by such Grantor of a security interest pursuant to this Agreement in any Receivable or any money or other amounts due or to become due under any such contract, agreement, instrument or indenture.

     "Indenture": the Indenture dated as of November 24, 1998 by and among the Company, the Subsidiary Guarantors named therein and the Trustee.

     "Intellectual Property": the collective reference to all rights, priorities and privileges relating to intellectual property, whether arising under United States, multinational or foreign laws or otherwise, including, without limitation, the Copyrights, the Copyright Licenses, the Patents, the Patent Licenses, the Trademarks and the Trademark Licenses that are owned, held or used in the business of any Grantor or any of its Subsidiaries, and all rights to sue at law or in equity for any infringement or other impairment thereof, including the right to receive all proceeds and damages therefrom.

     "Intercompany Note": any promissory note evidencing loans made by any Grantor to any of its Subsidiaries (that is not a Grantor).

     "Intercreditor Agreement": the Intercreditor Agreement among (i) the Company, (ii) the Collateral Agent and (iii) the Administrative Agent, dated as of November 24, 1998.

     "Issuers": the collective reference to each issuer of a Pledged Security. "Letter of Credit": as defined as the Senior Credit Facility.

     "Loan Security Documents": the "Security Documents" as defined in the Senior Credit Facility.

     "Material Adverse Effect": as defined in the Senior Credit Facility.

     "New York UCC": the Uniform Commercial Code as from time to time in effect in the State of New York.

     "Obligations": the collective reference to any amounts owing to the Securityholders in respect of principal and premium of and Interest, Liquidated Damage, if any, and Defaulted Interest, if any, of the Securities under the Indenture and all other obligations and liabilities of the Company and the Subsidiary Guarantors (including, without limitation, amounts owing to Securityholders under the Indenture after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the Company or any Subsidiary Guarantor).

     "Patent License": all agreements, whether written or oral, providing for the grant by Grantor of any right to manufacture, use or sell any invention covered in whole or in part by a Patent, including, without limitation, any of the foregoing referred to in Schedule 6.

     "Patents": (i) all letters patent of the United States, any other country or any political subdivision thereof, all reissues and extensions thereof and all goodwill associated therewith, including, without limitation, any of the foregoing referred to in Schedule 6, (ii) all applications for letters patent of the United States or any other country and all divisions, continuations and continuations-in-part thereof, including, without limitation, any of the foregoing referred to in Schedule 6, and (iii) all rights to obtain any reissues or extensions of the foregoing.

     "Plan of Reorganization": the Grantors' First Amended and Modified Consolidated Plan of Reorganization under Chapter 11 of the Bankruptcy Code dated August 19, 1998 as confirmed by the Bankruptcy Court on October 15, 1998.

     "Pledged Notes": all promissory notes listed on Schedule 2, all Intercompany Notes at any time issued to any Grantor and all other promissory notes issued to or held by any Grantor (other than promissory notes issued in connection with extensions of trade credit by any Grantor in the ordinary course of business).

     "Pledged Securities": the collective reference to the Pledged Notes and the Pledged Stock. "Pledged Stock": the shares of Capital Stock listed on Schedule 2, together with any other shares, stock certificates, options or rights of any nature whatsoever in respect of the Capital Stock of any Person that may be issued or granted to, or held by, any Grantor while this Agreement is in effect.

     "Proceeds": all "proceeds" as such term is defined in Section 9-306(1) of the Uniform Commercial Code in effect in the State of New York on the date hereof and, in any event, shall include, without limitation, all dividends or other income from the Pledged Securities, collections thereon or distributions or payments with respect thereto.

     "Property": any right or interest in or to property of any kind whatsoever, whether real, personal or mixed and whether tangible or intangible, including, without limitation, Capital Stock.

     "Receivable": any right to payment for goods sold or leased or for services rendered, whether or not such right is evidenced by an Instrument or Chattel Paper and whether or not it has been earned by performance (including, without limitation, any Account).

     "Requirements of Laws": as to any Person, the Certificate of Incorporation and By-Laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its Property or to which such Person or any of its Property is subject.

     "Securities Act": the Securities Act of 1933, as amended.

     "Substitution Event": collectively, (i) the payment in full in cash of the Lender Obligations, (ii) the termination of all commitments by the Lenders to extend credit under the Senior Credit Facility, (iii) the termination of the rights of the Administrative Agent under the Intercreditor Agreement and (iv) the continuance of the Obligations hereunder.

     "Trademark License": any agreement, whether written or oral, providing for the grant by or to any Grantor of any right to use any Trademark, including, without limitation, any of the foregoing referred to in Schedule 6.

     "Trademarks": (i) all trademarks, trade names, corporate names, company names, business names, fictitious business names, trade styles, service marks, logos and other source or business identifiers, and all goodwill associated therewith, now existing or hereafter adopted or acquired, all registrations and recordings thereof, and all applications in connection therewith, whether in the United States Patent and Trademark Office or in any similar office or agency of the United States, any State thereof or any other country or any political subdivision thereof, or otherwise, and all common-law rights related thereto, including, without limitation, any of the foregoing referred to in Schedule 6, and (ii) the right to obtain all renewals thereof.

     "Unperfected Collateral": as defined in Section 3.2.

     "Vehicles": all cars, trucks, trailers, construction and earth moving equipment and other vehicles covered by a certificate of title law of any state and all tires and other appurtenances to any of the foregoing.

     1.2 Other Definitional Provisions. (a) The words "hereof," "herein", "hereto" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section and Schedule references are to this Agreement unless otherwise specified.

     (b) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

     (c) Where the context requires, terms relating to the Collateral or any part thereof, when used in relation to a Grantor, shall refer to such Grantor's Collateral or the relevant part thereof.

                      SECTION 2. GRANT OF SECURITY INTEREST

     2.1 Collateral. For the purposes of this Agreement, all of the following property now owned or at any time hereafter acquired by a Grantor or in which a Grantor now has or at any time in the future may acquire any right, title or interest is collectively referred to as the "Collateral":

     (a)  all Accounts;

     (b)  all Chattel Paper;

     (c)  all Contracts;

     (d)  all Documents;

     (e)  all Equipment;

     (f)  all General Intangibles;

     (g)  all Instruments;

     (h)  all Intellectual Property;

     (i)  all Inventory;

     (j)  all Pledged Securities;

     (k)  all Vehicles;

     (l)  all Investment Property;

     (m)  all deposit accounts and other bank accounts;

     (n)  all books and records pertaining to the Collateral; and

     (o) to the extent not otherwise included, all Proceeds and products of any and all of the foregoing and all collateral security and guarantees given by any Person with respect to any of the foregoing.

     2.2 Grant of Second Priority Security Interest. As collateral security for the prompt and complete payment and performance when due (whether at stated maturity, acceleration or otherwise) of the Obligations, each Grantor hereby grants, assigns and transfers to the Collateral Agent for the benefit of the Securityholders a second priority security interest in all of its Collateral, subject to the first priority security interest in such Collateral created in favor of the Administrative Agent by the Loan Collateral Agreement, and subject to the other Liens permitted by Section 4.6 of the Indenture.

     2.3 Acknowledgment Regarding Intercreditor Agreement. Each Securityholder, by its acceptance of the Securities, consents and agrees to the terms of the Intercreditor Agreement.

                    SECTION 3. REPRESENTATIONS AND WARRANTIES

     To induce the Trustee to enter into the Indenture, the Initial Purchaser to enter into the Amended and Restated Purchase Agreement and the prospective purchasers of the Initial Securities to purchase the Initial Securities from the Initial Purchaser as contemplated by the Amended and Restated Purchase Agreement and the Indenture, each Grantor hereby represents and warrants to the Collateral Agent on behalf of the Securityholders that:

     3.1 Title; No Other Liens. Except for (a) the security interest granted to the Administrative Agent for the benefit of the Lenders under the Senior Credit Facility pursuant to the Loan Collateral Agreement and the other Loan Security Documents, and the security interest granted to the Collateral Agent for the benefit of the Securityholders pursuant to this Agreement and the other Security Documents and (b) the other Liens permitted to exist on the Collateral by
Section 4.6 of the Indenture, such Grantor owns each item of the Collateral free and clear of any and all Liens or claims of others. No financing statement, other than with respect to the DIP Facilities, or other public notice with respect to all or any part of the Collateral is on file or of record in any public office, except such as have been filed in favor of (i) the Administrative Agent pursuant to the Loan Collateral Agreement and the other Loan Security Documents, (ii) the Collateral Agent pursuant to this Agreement and the other Security Documents or except as shall be terminated on the date hereof and (iii) the other Liens permitted to exist on the Collateral by Section 4.6 of the Indenture..

     3.2 Perfected Liens. The security interests granted pursuant to this Agreement (a) upon completion of the filings and other actions specified on
Schedule 3 (which, in the case of all filings and other documents referred to on said Schedule, have been delivered to the Collateral Agent in completed and duly executed form) will constitute valid perfected security interests in all of the Collateral (except for Vehicles and Intellectual Property not listed on Schedule 6 (the "Unperfected Collateral")) in favor of the Collateral Agent, for the benefit of the Securityholders, as collateral security for such Grantor's Obligations, enforceable in accordance with the terms hereof and applicable law against all creditors of such Grantor and (b) are prior to all other Liens on the Collateral in existence on the date hereof except for (i) Liens granted to the Administrative Agent for the benefit of the Lenders under the Senior Credit Facility pursuant to the Loan Collateral Agreement and the other Loan Security Documents, (ii) Liens permitted by Section 4.6 of the Indenture, (iii) Liens which have priority over the Liens on the Collateral by operation of law and
(iv) Liens described on Schedule 8.

     3.3 Chief Executive Office. On the date hereof, such Grantor's jurisdiction of organization and the location of such Grantor's chief executive office or sole place of business are specified on Schedule 4.

     3.4 Inventory and Equipment. On the date hereof, the Inventory and the Equipment (other than mobile goods) are kept at the locations listed on Schedule 5.

     3.5 Farm Products. None of the Collateral constitutes, or is the Proceeds of, Farm Products.

     3.6 Pledged Securities. (a) The shares of Pledged Stock pledged by such Grantor held by the Administrative Agent under the Loan Collateral Agreement and in which, pursuant to this Agreement and the Intercreditor Agreement, the Collateral Agent has a second security interest, constitute all the issued and outstanding shares of all classes of the Capital Stock of each domestic Issuer owned by such Grantor.

     (b) All the shares of the Pledged Stock have been duly and validly issued and are fully paid and nonassessable.

     (c) Each of the Pledged Notes constitutes the legal, valid and binding obligation of the obligor with respect thereto, enforceable in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.

     (d) Such Grantor is the record and beneficial owner of, and has good and marketable title to, the Pledged Securities pledged by it hereunder, free of any and all Liens or options in favor of, or claims of, any other Person, except the security interest created by this Agreement.

     (e) Pursuant to Section 8 of the Intercreditor Agreement, the Administrative Agent has agreed, upon (i) the payment in full of all Lender Obligations (as defined in the Intercreditor Agreement) and the termination of all commitments to extend credit under the Senior Credit Facility and (ii) the request of the Trustee, to (x) provide a written acknowledgment of (i) above and that the Senior Secured Parties (as defined in the Intercreditor Agreement) have no further rights under the Intercreditor Agreement in respect of the Collateral and (y) deliver to the Trustee any items of Collateral held in the possession of the Administrative Agent, provided that there are Trustee Obligations (as defined in the Intercreditor Agreement) then outstanding.

     3.7 Receivables. (a) No amount payable to such Grantor under or in connection with any Receivable is evidenced by any Instrument or Chattel Paper which has not been delivered to the Administrative Agent or, after the Substitution Event, the Collateral Agent.

     (b) Substantially all of the obligors on Receivables are not Governmental Authorities.

     (c) The amounts represented by such Grantor to the Securityholders and the Collateral Agent from time to time as owing to such Grantor in respect of the Receivables will at such times be accurate.

     3.8 Contracts. (a) No consent of any party (other than such Grantor) to any Contract is required, or purports to be required, in connection with the execution, delivery and performance of this Agreement.

     (b) Each Contract is in full force and effect and constitutes a valid and legally enforceable obligation of the parties thereto, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.

     (c) No consent or authorization of, filing with or other act by or in respect of any Governmental Authority is required in connection with the execution, delivery, performance, validity or enforceability of any of the Contracts by any party thereto other than those which have been duly obtained, made or performed, are in full force and effect and do not subject the scope of any such Contract to any material adverse limitation, either specific or general in nature.

     (d) Neither such Grantor nor (to the best of such Grantor's knowledge) any of the other parties to the Contracts is in default in the performance or observance of any of the terms thereof in any manner that, in the aggregate, could reasonably be expected to have a Material Adverse Effect.

     (e) The right, title and interest of such Grantor in, to and under the Contracts are not subject to any defenses, offsets, counterclaims or claims that, in the aggregate, could reasonably be expected to have a Material Adverse Effect.

     (f) Such Grantor has delivered to the Collateral Agent a complete and correct copy of each Contract, including all amendments, supplements and other modifications thereto.

     (g) No amount payable to such Grantor under or in connection with any Contract is evidenced by any Instrument or Chattel Paper which has not been delivered to the Administrative Agent or, after the Substitution Event, the Collateral Agent.

     (h) None of the parties to any Contract is a Governmental Authority.]

     3.9 Intellectual Property. (a) Schedule 6 lists all registrations, applications for, and all material unregistered Intellectual Property owned by such Grantor in its own name on the date hereof.

     (b) On the date hereof, all material Intellectual Property is valid, subsisting, unexpired and enforceable, has not been abandoned and, to the best knowledge of such Grantor, does not infringe the intellectual property rights of any other Person.

     (c) Except as set forth in Schedule 6, on the date hereof, none of the Intellectual Property is the subject of any licensing or franchise agreement pursuant to which such Grantor is the licensor or franchisor.

     (d) No holding, decision or judgment has been rendered by any Governmental Authority which would limit, cancel or question the validity of, or such Grantor's rights in, any Intellectual Property in any respect that could reasonably be expected to have a Material Adverse Effect.

     (e) No action or proceeding is pending, or, to the knowledge of such Grantor, threatened, on the date hereof (i) seeking to limit, cancel or question the validity of any Intellectual Property or such Grantor's ownership interest therein, or (ii) which, if adversely determined, would have a material adverse effect on the value of any Intellectual Property.

                              SECTION 4. COVENANTS

     Each Grantor covenants and agrees with the Collateral Agent and the Securityholders that, from and after the date of this Agreement until the Obligations shall have been paid in full:

     4.1 Delivery of Instruments and Chattel Paper. (a) If any amount payable under or in connection with any of the Collateral shall be or become evidenced by any Instrument or Chattel Paper, such Instrument or Chattel Paper shall be immediately delivered to the Administrative Agent, duly indorsed in a manner satisfactory to the Administrative Agent, to be held as Collateral pursuant to this Agreement, subject to Section 8 of the Intercreditor Agreement.

     (b) If the Substitution Event shall have occurred, if any amount payable under or in connection with any of the Collateral shall be or become evidenced by any Instrument or Chattel Paper, such Instrument or Chattel Paper shall be immediately delivered to the Collateral Agent, duly indorsed in a manner satisfactory to the Collateral Agent, to be held as Collateral pursuant to this Agreement.

     4.2 Maintenance of Insurance. (a) Such Grantor will maintain, with financially sound and reputable companies, insurance policies (i) insuring the Inventory, Equipment and Vehicles against loss by fire, explosion, theft and such other casualties as may be reasonably satisfactory to the Collateral Agent and (ii) to the extent requested by the Collateral Agent, insuring such Grantor, the Collateral Agent, and the Securityholders against liability for personal injury and property damage relating to such Inventory, Equipment and Vehicles, such policies to be in such form and amounts and having such coverage as may be reasonably satisfactory to the Collateral Agent.

     (b) All such insurance shall (i) provide that no cancellation, material reduction in amount or material change in coverage thereof shall be effective until at least 30 days after receipt by the Collateral Agent of written notice thereof, (ii) name the Collateral Agent as insured party or loss payee, (iii) if reasonably requested by the Collateral Agent, include a breach of warranty clause and (iv) be reasonably satisfactory in all other respects to the Collateral Agent.

     (c) Upon the reasonable request of the Collateral Agent, the Grantors shall deliver to the Collateral Agent, the Securityholders and the Trustee a report of a reputable insurance broker with respect to such insurance substantially concurrently with the delivery by the Grantors to the Collateral Agent of their audited financial statements for each fiscal year and such supplemental reports with respect thereto as the Collateral Agent may from time to time reasonably request.

     (d) Notwithstanding the foregoing paragraphs (a) through (c), to the extent the powers granted to the Collateral Agent in such paragraphs are granted to the Administrative Agent under the Loan Collateral Agreement, the Administrative Agent's exercise of such powers shall control.

     4.3 Payment of Obligations. Such Grantor will pay and discharge or otherwise satisfy at or before maturity or before they become delinquent, as the case may be, all taxes (except as may be treated under the Plan of Reorganization), assessments and governmental charges or levies imposed upon the Collateral or in respect of income or profits therefrom, as well as all claims of any kind (including, without limitation, claims for labor, materials and supplies) against or with respect to the Collateral, except that no such charge need be paid if the amount or validity thereof is currently being contested in good faith by appropriate proceedings, reserves in conformity with GAAP with respect thereto have been provided on the books of such Grantor and such proceedings could not reasonably be expected to result in the sale, forfeiture or loss of any material portion of the Collateral or any interest therein.

     4.4 Maintenance of Perfected Security Interest; Further Documentation. (a) Such Grantor shall maintain the security interest created by this Agreement as a perfected security interest (except with respect to Unperfected Collateral, to the extent that filing of UCC financing statements is insufficient to perfect a security interest in such Unperfected Collateral) having at least the priorities described in Section 2 hereof and shall defend such security interest against the claims and demands of all Persons whomsoever.

     (b) Such Grantor will furnish to the Collateral Agent from time to time statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral as the Collateral Agent may reasonably request, all in reasonable detail.

     (c) At any time and from time to time, upon the written request of the Collateral Agent, and at the sole expense of such Grantor, such Grantor will promptly and duly execute and deliver, and have recorded, such further instruments and documents and take such further actions as the Collateral Agent may reasonably request for the purpose of obtaining or preserving the full benefits of this Agreement and of the rights and powers herein granted, including, without limitation, the filing of any financing or continuation statements under the Uniform Commercial Code (or other similar laws) in effect in any jurisdiction with respect to the security interests created hereby.

     4.5 Changes in Locations, Name, etc. Such Grantor will not, except upon 15 days' prior written notice to the Collateral Agent and delivery to the Collateral Agent of (a) all additional executed financing statements and other documents reasonably requested by the Collateral Agent to maintain the validity, perfection and priority of the security interests provided for herein and (b) if applicable, a written supplement to Schedule 5 showing any additional location at which Inventory or Equipment shall be kept:

          (i) permit any of the Inventory or Equipment to be kept at a location other than those listed on Schedule 5, except with respect to Equipment under repair and held by bailees;

          (ii) change the location of its chief executive office or sole place of business from that referred to in Section 3.3; or

          (iii) change its name, identity or corporate structure to such an extent that any financing statement filed by the Collateral Agent in connection with this Agreement would become misleading.

     4.6 Notices. Such Grantor will advise the Collateral Agent promptly, in reasonable detail, of:

     (a) any Lien (other than security interests created hereby or Liens permitted under the Indenture) on any of the Collateral which would adversely affect the ability of the Collateral Agent to exercise any of its remedies hereunder; and

     (b) of the occurrence of any other event which could reasonably be expected to have a material adverse effect on the aggregate value of the Collateral or on the security interests created hereby (the materiality of the adverse nature of any such occurrence or other event will not be presumed by the sending of any such notice).

     4.7 Pledged Securities. (a) Subject to Section 8 of the Intercreditor Agreement, if, prior to the occurrence of the Substitution Event, such Grantor shall become entitled to receive or shall receive any stock certificate (including, without limitation, any certificate representing a stock dividend or a distribution in connection with any reclassification, increase or reduction of capital or any certificate issued in connection with any reorganization), option or rights in respect of the Capital Stock of any Issuer, whether in addition to, in substitution of, as a conversion of, or in exchange for, any shares of the Pledged Stock, or otherwise in respect thereof, such Grantor shall accept the same as the agent of the Administrative Agent, hold the same in trust for the Administrative Agent, and deliver the same forthwith to the Administrative Agent in the exact form received, duly indorsed by such Grantor to the Administrative Agent, if required, together with an undated stock power covering such certificate duly executed in blank by such Grantor and with, if the Administrative Agent so requests, signature guaranteed, to be held by the Administrative Agent, subject to the terms hereof and of the Intercreditor Agreement, as additional collateral security for the Obligations. Subject to the provisions of the Indenture, any sums paid upon or in respect of the Pledged Securities upon the liquidation or dissolution of any Issuer shall be paid over to the Administrative Agent to be held by it, subject to the terms of the

Intercreditor Agreement, as additional collateral security for the Obligations, and in case any distribution of capital shall be made on or in respect of the Pledged Securities or any property shall be distributed upon or with respect to the Pledged Securities pursuant to the recapitalization or reclassification of the capital of any Issuer or pursuant to the reorganization thereof, the property so distributed shall, unless otherwise subject to a perfected security interest in favor of the Administrative Agent, be delivered to the Administrative Agent to be held by it, subject to the terms of the Intercreditor Agreement, as additional collateral security for the Obligations. If any sums of money or property so paid or distributed in respect of the Pledged Securities shall be received by such Grantor, such Grantor shall, until such money or property is paid or delivered to the Administrative Agent, hold such money or property in trust for the Collateral Agent, subject to Section 8 of the Intercreditor Agreement, segregated from other funds of such Grantor, as additional collateral security for the Obligations.

     (b) If (i) the Substitution Event shall have occurred and (ii) any Grantor referred to in Section 4.7(a) shall become entitled to receive or shall receive any stock certificate (including, without limitation, any certificate representing a stock dividend or a distribution in connection with any reclassification, increase or reduction of capital or any certificate issued in connection with any reorganization), option or rights in respect of the Capital Stock of any Issuer, whether in addition to, in substitution of, as a conversion of, or in exchange for, any shares of the Pledged Stock, or otherwise in respect thereof, such Grantor shall accept the same as the agent of the Collateral Agent, hold the same in trust for the Collateral Agent, and deliver the same forthwith to the Collateral Agent in the exact form received, duly indorsed by such Grantor to the Collateral Agent, if required, together with an undated stock power covering such certificate duly executed in blank by such Grantor and with, if the Collateral Agent so requests, signature guaranteed, to be held by the Collateral Agent, subject to the terms hereof, as additional collateral security for the Obligations. Subject to the provisions of the Indenture any sums paid upon or in respect of the Pledged Securities upon the liquidation or dissolution of any Issuer shall be paid over to the Collateral Agent to be held by it hereunder as additional collateral security for the Obligations, and in case any distribution of capital shall be made on or in respect of the Pledged Securities or any property shall be distributed upon or with respect to the Pledged Securities pursuant to the recapitalization or reclassification of the capital of any Issuer or pursuant to the reorganization thereof, the property so distributed shall, unless otherwise subject to a perfected security interest in favor of the Collateral Agent, be delivered to the Collateral Agent to be held by it hereunder as additional collateral security for the Obligations. If any sums of money or property so paid or distributed in respect of the Pledged Securities shall be received by such Grantor, such Grantor shall, until such money or property is paid or delivered to the Collateral Agent, hold such money or property in trust for the Collateral Agent, pursuant to Section 8 of the Intercreditor Agreement, segregated from other funds of such Grantor, as additional collateral security for the Obligations.

     (c) Following the occurrence of the Substitution Event and without the prior written consent of the Collateral Agent, the Grantor referred to in
Section 4.7(a) will not (i) vote to enable, or take any other action to permit, any Issuer to issue any stock or other equity securities of any nature or to issue any other securities convertible into or granting the right to purchase or exchange for any stock or other equity securities of any nature of any Issuer,
(ii) sell, assign, transfer, exchange, or otherwise dispose of, or grant any option with respect to, the

Pledged Securities or Proceeds thereof (except pursuant to a transaction expressly permitted by the Indenture), (iii) create, incur or permit to exist any Lien or option in favor of, or any claim of any Person with respect to, any of the Pledged Securities or Proceeds thereof, or any interest therein, except for the security interests created by this Agreement or (iv) enter into any agreement or undertaking restricting the right or ability of such Grantor or the Collateral Agent to sell, assign or transfer any of the Pledged Securities or Proceeds thereof.

     (d) In the case of each Grantor which is an Issuer, such Issuer agrees that
(i) it will be bound by the terms of this Agreement relating to the Pledged Securities issued by it and will comply with such terms insofar as such terms are applicable to it, (ii) it will notify the Collateral Agent promptly in writing of the occurrence of any of the events described in Section 4.7(a) with respect to the Pledged Securities issued by it and (iii) the terms of Sections 5.3(c) and 5.7 shall apply to it, mutatis mutandis, with respect to all actions that may be required of it pursuant to Section 5.3(c) or 5.7 with respect to the Pledged Securities issued by it.

     4.8 Receivables. (a) Other than in the ordinary course of business consistent with its past practice, such Grantor will not (i) grant any extension of the time of payment of any Receivable, (ii) compromise or settle any Receivable for less than the full amount thereof, (iii) release, wholly or partially, any Person liable for the payment of any Receivable, (iv) allow any credit or discount whatsoever on any Receivable or (v) amend, supplement or modify any Receivable in any manner that could adversely affect the value thereof.

     (b) Such Grantor will deliver to the Collateral Agent a copy of each material demand, notice or document received by it that questions or calls into doubt the validity or enforceability of more than 5% of the aggregate amount of the then outstanding Receivables.

     4.9 Contracts. (a) Such Grantor will perform and comply in all material respects with all its obligations under the Contracts.

     (b) Such Grantor will not amend, modify, terminate or waive any provision of any Contract in any manner which could reasonably be expected to materially adversely affect the value of such Contract as Collateral.

     (c) Such Grantor will exercise promptly and diligently each and every material right which it may have under each Contract (other than any right of termination).

     (d) Such Grantor will deliver to the Collateral Agent a copy of each material demand, notice or document received by it relating in any way to any Contract that questions the validity or enforceability of such Contract.

     4.10 Intellectual Property. (a) Such Grantor (either itself or through licensees) will (i) continue to use each material Trademark on each and every trademark class of goods applicable to its current line as reflected in its current catalogs, brochures and price lists in order to maintain such Trademark in full force free from any claim of abandonment for non-use, (ii) maintain as in the past the quality of products and services offered under each material Trademark, (iii) use such Trademark with the appropriate notice of registration and all other notices and legends required by applicable Requirements of Law, (iv) not adopt or use any mark which is confusingly similar or a colorable imitation of each material Trademark unless the Collateral Agent, for the benefit of the Securityholders, shall obtain a perfected security interest in such mark pursuant to this Agreement, and (v) not (and not permit any licensee or sublicensee thereof to) do any act or knowingly omit to do any act whereby each material Trademark may become invalidated or impaired in any way.

     (b) Such Grantor (either itself or through licensees) will not do any act, or omit to do any act, whereby any material Patent may become forfeited, abandoned or dedicated to the public.

     (c) Such Grantor (either itself or through licensees) (i) will not (and will not permit any licensee or sublicensee thereof to) do any act or knowingly omit to do any act whereby any material Copyright may become invalidated or otherwise impaired or fall into the public domain.

     (d) Such Grantor (either itself or through licensees) will not do any act that knowingly uses any material Intellectual Property to infringe the intellectual property rights of any other Person.

     (e) Such Grantor will notify the Collateral Agent immediately if it knows, or has reason to know, that any application or registration relating to any material Intellectual Property may become forfeited, abandoned or dedicated to the public, or of any adverse determination or development (including, without limitation, the institution of, or any such determination or development in, any proceeding in the United States Patent and Trademark Office, the United States Copyright Office or any court or tribunal in any country) regarding such Grantor's ownership of, or the validity of, any material Intellectual Property or such Grantor's right to register the same or to own and maintain the same.

     (f) Whenever such Grantor, either by itself or through any agent, employee, licensee or designee, shall file an application for the registration of any Intellectual Property with the United States Patent and Trademark Office, the United States Copyright Office or any similar office or agency in any other country or any political subdivision thereof, such Grantor shall report such filing to the Collateral Agent within five Business Days after the last day of the fiscal quarter in which such filing occurs. Upon request of the Collateral Agent, such Grantor shall execute and deliver, and have recorded, any and all agreements, instruments, documents, and papers as the Collateral Agent may request to evidence the Collateral Agent's security interest in any Copyright, Patent or Trademark and the goodwill and general intangibles of such Grantor relating thereto or represented thereby.

     (g) Such Grantor will take all reasonable and necessary steps, including, without limitation, in any proceeding before the United States Patent and Trademark Office, the United States Copyright Office or any similar office or agency in any other country or any political subdivision thereof, to maintain and pursue each application (and to obtain the relevant registration) and to maintain each registration of the material Intellectual Property, including, without limitation, filing of applications for renewal, affidavits of use and affidavits of incontestability.

     (h) In the event that any material Intellectual Property is infringed, misappropriated or diluted by a third party, such Grantor shall (i) take such actions as such Grantor shall reasonably deem appropriate under the circumstances to protect such Intellectual Property and promptly notify the Collateral Agent after it learns thereof and take all appropriate remedial action, including, when appropriate, sue for infringement, misappropriation or dilution, to seek injunctive relief where appropriate and to recover any and all damages for such infringement, misappropriation or dilution.

                         SECTION 5. REMEDIAL PROVISIONS

     5.1 Certain Matters Relating to Receivables. (a) The Collateral Agent shall have the right, following the occurrence of the Substitution Event, to make test verifications of the Receivables in any manner and through any medium that it reasonably considers advisable, and each Grantor shall furnish all such assistance and information as the Collateral Agent may require in connection with such test verifications. At any time and from time to time, following the occurrence of the Substitution Event, upon the Collateral Agent's request and at the expense of the relevant Grantor, such Grantor shall cause independent public accountants or others satisfactory to the Collateral Agent to furnish to the Collateral Agent reports showing reconciliations, aging and test verifications of, and trial balances for, the Receivables; provided, however, that unless a Default or Event Default shall have occurred and be continuing, the Collateral Agent shall request no more than two (2) such reports during any calendar year.

     (b) The Collateral Agent hereby authorizes each Grantor to collect such Grantor's Receivables and the Collateral Agent may, following the occurrence of the Substitution Event, curtail or terminate said authority at any time after the occurrence and during the continuance of an Event of Default. If required by the Collateral Agent, following the occurrence of the Substitution Event, at any time after the occurrence and during the continuance of an Event of Default, any payments of Receivables, when collected by any Grantor, (i) shall be forthwith (and, in any event, within two Business Days) deposited by such Grantor in the exact form received, duly indorsed by such Grantor to the Collateral Agent if required, in a Collateral Account maintained under the sole dominion and control of the Collateral Agent, subject to withdrawal by the Collateral Agent for the account of Securityholders only as provided in Section 5.5, and (ii) until so turned over, shall be held by such Grantor in trust for the Collateral Agent, segregated from other funds of such Grantor. Each such deposit of Proceeds of Receivables shall be accompanied by a report identifying in reasonable detail the nature and source of the payments included in the deposit.

     (c) At the Collateral Agent's request, each Grantor shall deliver to the Collateral Agent all original and other documents evidencing, and relating to, the agreements and transactions which gave rise to the Receivables, including, without limitation, all original orders, invoices and shipping receipts in paper and electronic format as may be directed by the Collateral Agent.

     5.2 Communications with Obligors; Grantors Remain Liable. (a) The Collateral Agent in its own name or in the name of others may at any time after the occurrence and during the continuance of an Event of Default, following the occurrence of the Substitution Event, communicate with obligors under the Receivables and parties to the Contracts to verify with them to the Collateral Agent's satisfaction the existence, amount and terms of any Receivables or Contracts.

     (b) Upon the request of the Collateral Agent at any time after the occurrence and during the continuance of an Event of Default, following the occurrence of the Substitution Event, each Grantor shall notify obligors on the Receivables and parties to the Contracts that the Receivables and the Contracts have been assigned to the Collateral Agent for the benefit of the Securityholders and that payments in respect thereof shall be made directly to the Collateral Agent.

     (c) Anything herein to the contrary notwithstanding, each Grantor shall remain liable under each of the Receivables and Contracts to observe and perform all the conditions and obligations to be observed and performed by it thereunder, all in accordance with the terms of any agreement giving rise thereto. Neither the Collateral Agent nor any Securityholder shall have any obligation or liability under any Receivable (or any agreement giving rise thereto) or Contract by reason of or arising out of this Agreement or the receipt by the Collateral Agent or any Securityholder of any payment relating thereto, nor shall the Collateral Agent or any Securityholder be obligated in any manner to perform any of the obligations of any Grantor under or pursuant to any Receivable (or any agreement giving rise thereto) or Contract, to make any payment, to make any inquiry as to the nature or the sufficiency of any payment received by it or as to the sufficiency of any performance by any party thereunder, to present or file any claim, to take any action to enforce any performance or to collect the payment of any amounts which may have been assigned to it or to which it may be entitled at any time or times.

     5.3 Pledged Stock. (a) Unless (i) the Substitution Event shall have occurred, (ii) an Event of Default shall have occurred and be continuing and
(iii) the Collateral Agent shall have given notice to the relevant Grantor of the Collateral Agent's intent to exercise its corresponding rights pursuant to
Section 5.3(b), each Grantor shall be permitted to receive all cash dividends paid in respect of the Pledged Stock and all payments made in respect of the Pledged Notes, in each case paid in the normal course of business of the relevant Issuer and consistent with past practice, to the extent permitted in the Indenture Agreement, and to exercise all voting and corporate rights with respect to the Pledged Securities; provided, however, that no vote shall be cast or corporate right exercised or other action taken which, in the Collateral Agent's reasonable judgment, would impair the Collateral or which would be inconsistent with or result in any violation of any provision of the Indenture Agreement, this Agreement or any other Loan Document.

     (b) If, following the occurrence of the Substitution Event, an Event of Default shall occur and be continuing and the Collateral Agent shall give notice of its intent to exercise such rights to the relevant Grantor or Grantors, (i) the Collateral Agent shall have the right to receive any and all cash dividends, payments or other Proceeds paid in respect of the Pledged

Securities and make application thereof to the Obligations in the order set forth in Section 5.5, and (ii) any or all of the Pledged Securities shall be registered in the name of the Collateral Agent or its nominee, and the Collateral Agent or its nominee may thereafter exercise (x) all voting, corporate and other rights pertaining to such Pledged Securities at any meeting of shareholders of the relevant Issuer or Issuers or otherwise and (y) any and all rights of conversion, exchange and subscription and any other rights, privileges or options pertaining to such Pledged Securities as if it were the absolute owner thereof (including, without limitation, the right to exchange at its discretion any and all of the Pledged Securities upon the merger, consolidation, reorganization, recapitalization or other fundamental change in the corporate structure of any Issuer, or upon the exercise by any Grantor or the Collateral Agent of any right, privilege or option pertaining to such Pledged Securities, and in connection therewith, the right to deposit and deliver any and all of the Pledged Securities with any committee, depositary, transfer agent, registrar or other designated agency upon such terms and conditions as the Collateral Agent may determine), all without liability except to account for property actually received by it, but the Collateral Agent shall have no duty to any Grantor to exercise any such right, privilege or option and shall not be responsible for any failure to do so or delay in so doing.

     (c) Each Grantor hereby authorizes and instructs each Issuer of any Pledged Securities pledged by such Grantor hereunder, following the occurrence of the Substitution Event, to (i) comply with any instruction received by it from the Collateral Agent in writing that (x) states that an Event of Default has occurred and is continuing and (y) is otherwise in accordance with the terms of this Agreement, without any other or further instructions from such Grantor, and each Grantor agrees that each Issuer shall be fully protected in so complying, and (ii) unless otherwise expressly permitted hereby, pay any dividends or other payments with respect to the Pledged Securities directly to the Collateral Agent.

     5.4 Proceeds to be Turned Over To Collateral Agent. (a) In addition to the rights of the Collateral Agent specified in Section 5.1 with respect to payments of Receivables, all Proceeds received by any Grantor consisting of cash, checks and other near-cash items shall be held by such Grantor in trust for the Collateral Agent to the extent of its second priority interest therein, segregated from other funds of such Grantor, and shall, forthwith upon receipt by such Grantor, be turned over to the Administrative Agent, pursuant to the Intercreditor Agreement, in the exact form received by such Grantor (duly indorsed by such Grantor to the Administrative Agent, if required). All Proceeds received by the Administrative Agent hereunder shall be held by the Administrative Agent in a Collateral Account maintained under its sole dominion and control subject to the rights of the Collateral Agent pursuant to Section 8 of the Intercreditor Agreement. All Proceeds while held by the Administrative Agent in a Collateral Account (or by such Grantor in trust for the Collateral Agent and the Securityholders) shall continue to be held as collateral security for all the Obligations and shall not constitute payment thereof until applied as provided in Section 5.5.

     (b) If (i) the Substitution Event shall have occurred and (ii) an Event of Default shall occur and be continuing and the Collateral Agent shall give notice of its intent to exercise such rights to the relevant Grantor or Grantors, (i) the Collateral Agent shall have the right to receive any and all cash dividends, payments or other Proceeds paid in respect of the Pledged Securities and make application thereof to the Obligations in the order set forth in Section 5.5, and (ii) any or all of the Pledged Securities shall be registered in the name of the Collateral Agent or its nominee, and the Collateral Agent or its nominee may thereafter exercise (x) all voting, corporate and other rights pertaining to such Pledged Securities at any meeting of shareholders of the relevant Issuer or Issuers or otherwise and (y) any and all rights of conversion, exchange and subscription and any other rights, privileges or options pertaining to such Pledged Securities as if it were the absolute owner thereof (including, without limitation, the right to exchange at its discretion any and all of the Pledged Securities upon the merger, consolidation, reorganization, recapitalization or other fundamental change in the corporate structure of any Issuer, or upon the exercise by any Grantor or the Collateral Agent of any right, privilege or option pertaining to such Pledged Securities, and in connection therewith, the right to deposit and deliver any and all of the Pledged Securities with any committee, depositary, transfer agent, registrar or other designated agency upon such terms and conditions as the Collateral Agent may determine), all without liability except to account for property actually received by it, but the Collateral Agent shall have no duty to any Grantor to exercise any such right, privilege or option and shall not be responsible for any failure to do so or delay in so doing.

     5.5 Application of Proceeds. If (i) the Substitution Event shall have occurred and (ii) an Event of Default shall have occurred and be continuing, at any time at the Collateral Agent's election, the Collateral Agent may apply all or any part of Proceeds constituting Collateral, whether or not held in any Collateral Account in payment of the Obligations in the order specified in the Indenture.

     5.6 Code and Other Remedies. If an Event of Default shall occur and be continuing, the Collateral Agent, on behalf of the Securityholders and the Trustee, may exercise, in addition to all other rights and remedies granted to them in this Agreement and in any other instrument or agreement securing, evidencing or relating to the Obligations, all rights and remedies of a secured party under the New York UCC or any other applicable law, subject to the Intercreditor Agreement. Without limiting the generality of the foregoing and subject to the Intercreditor Agreement, the Collateral Agent, without demand of performance or other demand, presentment, protest, advertisement or notice of any kind (except any notice required by law referred to below) to or upon any Grantor or any other Person (all and each of which demands, defenses, advertisements and notices are hereby waived) may in such circumstances forthwith collect, receive, appropriate and realize upon the Collateral, or any part thereof, and/or may forthwith sell, lease, assign, give option or options to purchase, or otherwise dispose of and deliver the Collateral or any part thereof (or contract to do any of the foregoing), in one or more parcels at public or private sale or sales, at any exchange, broker's board or office of the Collateral Agent or elsewhere upon such terms and conditions as it may deem advisable and at such prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk. Subject to the Intercreditor Agreement, the Collateral Agent shall have the right upon any such public sale or sales, and, to the extent permitted by law, upon any such private sale or sales, to purchase the whole or any part of the Collateral so sold, free of any right or equity of redemption in any Grantor, which right or equity is hereby waived and released. Each Grantor further agrees, at the Collateral Agent's request, to assemble the Collateral and make it available to the Collateral Agent at places which the Collateral Agent shall reasonably select, whether at such Grantor's premises or elsewhere. The Collateral Agent shall apply the net proceeds of any action taken by it pursuant to this Section 5.6, after deducting all reasonable costs and expenses of every kind incurred in connection therewith or incidental to the care or safekeeping of any of the Collateral or in any way relating to the Collateral or the rights of the Collateral Agent or the Securityholders hereunder, including, without limitation, reasonable attorneys' fees and disbursements, to the payment in whole or in part of the Obligations, in such order as the Collateral Agent may elect, and only after such application and after the payment by the Collateral Agent of any other amount required by any provision of law, including, without limitation, Section 9-504(1)(c) of the New York UCC, need the Collateral Agent account for the surplus, if any, to any Grantor. To the extent permitted by applicable law, each Grantor waives all claims, damages and demands it may acquire against the Collateral Agent or any Securityholder arising out of the exercise by them of any rights hereunder. If any notice of a proposed sale or other disposition of Collateral shall be required by law, such notice shall be deemed reasonable and proper if given at least 10 days before such sale or other disposition.

     5.7 Registration Rights. (a) If (i) the Collateral Agent shall determine to exercise its right to sell any or all of the Pledged Stock pursuant to Section 5.6, (ii) the Substitution Event shall have occurred and (iii) in the opinion of the Collateral Agent it is necessary or advisable to have the Pledged Stock, or that portion thereof to be sold, registered under the provisions of the Securities Act, then the relevant Grantor will cause the Issuer thereof to (i) execute and deliver, and cause the directors and officers of such Issuer to execute and deliver, all such instruments and documents, and do or cause to be done all such other acts as may be, in the opinion of the Collateral Agent, necessary or advisable to register the Pledged Stock, or that portion thereof to be sold, under the provisions of the Securities Act, (ii) use its best efforts to cause the registration statement relating thereto to become effective and to remain effective for a period of one year from the date of the first public offering of the Pledged Stock, or that portion thereof to be sold, and (iii) make all amendments thereto and/or to the related prospectus which, in the opinion of the Collateral Agent, are necessary or advisable, all in conformity with the requirements of the Securities Act and the rules and regulations of the Securities and Exchange Commission applicable thereto. Each Grantor agrees to cause such Issuer to comply with the provisions of the securities or "Blue Sky" laws of any and all jurisdictions which the Collateral Agent shall designate and to make available to its Securityholders, as soon as practicable, an earnings statement (which need not be audited) which will satisfy the provisions of
Section 11(a) of the Securities Act.

     (b) Each Grantor recognizes that the Collateral Agent may be unable to effect a public sale of any or all the Pledged Stock, by reason of certain prohibitions contained in the Securities Act and applicable state securities laws or otherwise, and may be compelled to resort to one or more private sales thereof to a restricted group of purchasers which will be obliged to agree, among other things, to acquire such securities for their own account for investment and not with a view to the distribution or resale thereof. Each Grantor acknowledges and agrees that any such private sale may result in prices and other terms less favorable than if such sale were a public sale and, notwithstanding such circumstances, agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner. The Collateral Agent shall be under no obligation to delay a sale of any of the Pledged Stock for the period of time necessary to permit the Issuer thereof to register such securities for public sale under the Securities Act, or under applicable state securities laws, even if such Issuer would agree to do so.

     (c) Each Grantor agrees to use its best efforts to do or cause to be done all such other acts as may be necessary to make such sale or sales of all or any portion of the Pledged Stock pursuant to this Section 5.7 valid and binding and in compliance with any and all other applicable Requirements of Law. Each Grantor further agrees that a breach of any of the covenants contained in this
Section 5.7 will cause irreparable injury to the Collateral Agent and the Securityholders, that the Collateral Agent and the Securityholders have no adequate remedy at law in respect of such breach and, as a consequence, that each and every covenant contained in this Section 5.7 shall be specifically enforceable against such Grantor, and such Grantor hereby waives and agrees not to assert any defenses against an action for specific performance of such covenants except for a defense that no Event of Default has occurred under the Indenture.

     5.8 Waiver; Deficiency. Each Grantor waives and agrees not to assert any rights or privileges which it may acquire under Section 9-112 of the New York UCC. Each Grantor shall remain liable for any deficiency if the proceeds of any sale or other disposition of the Collateral are insufficient to pay its Obligations and the fees and disbursements of any attorneys employed by the Collateral Agent or any Securityholder to collect such deficiency.

                         SECTION 6. THE COLLATERAL AGENT

     6.1 Collateral Agent's Appointment as AttorneyinFact, etc. (a) Subject to the Loan Collateral Agreement and the Intercreditor Agreement, each Grantor, pursuant to Section 11.1 of the Indenture, hereby irrevocably constitutes and appoints the Collateral Agent and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of such Grantor and in the name of such Grantor or in its own name, for the purpose of carrying out the terms of this Agreement, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary or desirable to accomplish the purposes of this Agreement, and, without limiting the generality of the foregoing, each Grantor hereby gives the Collateral Agent the power and right, on behalf of such Grantor, without notice to or assent by such Grantor to do any or all of the following:

          (i) in the name of such Grantor or its own name, or otherwise, take possession of and indorse and collect any checks, drafts, notes, acceptances or other instruments for the payment of moneys due under any Receivable or Contract or with respect to any other Collateral and file any claim or take any other action or proceeding in any court of law or equity or otherwise deemed appropriate by the Collateral Agent for the purpose of collecting any and all such moneys due under any Receivable or Contract or with respect to any other Collateral whenever payable;

          (ii) in the case of any Intellectual Property, execute and deliver, and have recorded, any and all agreements, instruments, documents and papers as the Collateral Agent may request to evidence the Collateral Agent's security interest in such Intellectual Property and the goodwill and general intangibles of such Grantor relating thereto or represented thereby;

          (iii) pay or discharge taxes and Liens levied or placed on or threatened against the Collateral, effect any repairs or any insurance called for by the terms of this Agreement and pay all or any part of the premiums therefor and the costs thereof;

          (iv) execute, in connection with any sale provided for in Section 5.6 or 5.7, any indorsements, assignments or other instruments of conveyance or transfer with respect to the Collateral; and

          (v) (1) direct any party liable for any payment under any of the Collateral to make payment of any and all moneys due or to become due thereunder directly to the Collateral Agent or as the Collateral Agent shall direct; (2) ask or demand for, collect, and receive payment of and receipt for, any and all moneys, claims and other amounts due or to become due at any time in respect of or arising out of any Collateral; (3) sign and indorse any invoices, freight or express bills, bills of lading, storage or warehouse receipts, drafts against debtors, assignments, verifications, notices and other documents in connection with any of the Collateral; (4) commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect the Collateral or any portion thereof and to enforce any other right in respect of any Collateral; (5) defend any suit, action or proceeding brought against such Grantor with respect to any Collateral; (6) settle, compromise or adjust any such suit, action or proceeding and, in connection therewith, give such discharges or releases as the Collateral Agent may deem appropriate; (7) assign any Copyright, Patent or Trademark (along with the goodwill of the business to which any such Copyright, Patent or Trademark pertains), throughout the world for such term or terms, on such conditions, and in such manner, as the Collateral Agent shall in its sole discretion determine; and (8) generally, sell, transfer, pledge and make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though the Collateral Agent were the absolute owner thereof for all purposes, and do, at the Collateral Agent's option and such Grantor's expense, at any time, or from time to time, all acts and things which the Collateral Agent deems necessary to protect, preserve or realize upon the Collateral and the Collateral Agent's security interests therein and to effect the intent of this Agreement, all as fully and effectively as such Grantor might do.

     Anything in this Section 6.1(a) to the contrary notwithstanding, the Collateral Agent agrees that it will not exercise any rights under the power of attorney provided for in this Section 6.1(a) (except for the rights provided in Section 6.1(a)(iii)) unless an Event of Default shall have occurred and be continuing, subject to the Intercreditor Agreement.

     (b) Subject to the Loan Collateral Agreement and the Intercreditor Agreement, any Grantor fails to perform or comply with any of its agreements contained herein, the Collateral Agent, at its option, but without any obligation so to do, may perform or comply, or otherwise cause performance or compliance, with such agreement.

     (c) The expenses of the Collateral Agent incurred in connection with actions undertaken as provided in this Section 6.1, together with interest thereon at a rate per annum equal to the Defaulted Interest under the Indenture, from the date of payment by the Collateral

Agent to the date reimbursed by the relevant Grantor, shall be payable by such Grantor to the Collateral Agent on demand.

     (d) Each Grantor hereby ratifies all that said attorneys shall lawfully do or cause to be done by virtue hereof. All powers, authorizations and agencies contained in this Agreement are coupled with an interest and are irrevocable until this Agreement is terminated and the security interests created hereby are released.

     6.2 Duty of Collateral Agent. Without limiting any of the rights of the Collateral Agent hereunder, the Collateral Agent's sole duty with respect to the custody, safekeeping and physical preservation of the Collateral in its possession, under Section 9-207 of the New York UCC or otherwise, shall be to deal with it in the same manner as the Collateral Agent deals with similar property in its capacity as an indenture trustee, taking into account whether an Event of Default has occurred and it is continuing. The Collateral Agent's sole duty with respect to the custody, safekeeping and physical preservation of the Collateral in its possession, under Section 9-207 of the New York UCC or otherwise, shall be to deal with it in the same manner as the Collateral Agent deals with similar property for its own account. Neither the Collateral Agent nor any Securityholder nor any of their respective officers, directors, employees or agents shall be liable for failure to demand, collect or realize upon any of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of any Grantor or any other Person or to take any other action whatsoever with regard to the Collateral or any part thereof. The powers conferred on the Collateral Agent hereunder are solely to protect the Collateral Agent's interests in the Collateral for the benefit of the Securityholders and shall not impose any duty upon the Collateral Agent or any Securityholder to exercise any such powers. The Collateral Agent shall be accountable only for amounts that it actually receives as a result of the exercise of such powers, and neither they nor any of their officers, directors, employees or agents shall be responsible to any Grantor for any act or failure to act hereunder, except for their own gross negligence or willful misconduct.

     6.3 Execution of Financing Statements. Pursuant to Section 9-402 of the New York UCC and any other applicable law, each Grantor authorizes the Collateral Agent to file or record financing statements and other filing or recording documents or instruments with respect to the Collateral without the signature of such Grantor in such form and in such offices as the Collateral Agent reasonably determines appropriate to perfect the security interests of the Collateral Agent under this Agreement. A photographic or other reproduction of this Agreement shall be sufficient as a financing statement or other filing or recording document or instrument for filing or recording in any jurisdiction.

     6.4 Authority of Collateral Agent. Each Grantor acknowledges that the rights and responsibilities of the Collateral Agent under this Agreement with respect to any action taken by the Collateral Agent or the exercise or non-exercise by the Collateral Agent of any option, voting right, request, judgment or other right or remedy provided for herein or resulting or arising out of this Agreement shall, as between the Collateral Agent and the Securityholders, be governed by the Indenture and by such other agreements with respect thereto as may exist from time to time among them, but, as between the Collateral Agent and Grantors, the Collateral Agent shall be conclusively presumed to be acting as agent for the Securityholders with full and valid authority so to act or refrain from acting, and no Grantor shall be under any obligation, or entitlement, to make any inquiry respecting such authority.

                            SECTION 7. MISCELLANEOUS

     7.1 Amendments in Writing . None of the terms or provisions of this Agreement may be waived, amended, supplemented or otherwise modified except in accordance with Section 10.1 of the Indenture.

     7.2 Notices. All notices, requests and demands to or upon the Collateral Agent or any Grantor hereunder shall be effected in the manner provided for in
Section 12.2 of the Indenture.

     7.3 No Waiver by Course of Conduct; Cumulative Remedies. Neither the Collateral Agent, nor any Securityholder shall by any act (except by a written instrument pursuant to Section 7.1), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Default or Event of Default. No failure to exercise, nor any delay in exercising, on the part of the Collateral Agent or any Securityholder any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by the Collateral Agent or any Securityholder of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which the Collateral Agent or such Securityholder would otherwise have on any future occasion. The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any other rights or remedies provided by law.

     7.4 Enforcement Expenses; Indemnification. (a) Each Grantor agrees to pay or reimburse each Securityholder and the Collateral Agent for all its costs and expenses incurred in enforcing or preserving any rights under this Agreement and the other Loan Documents to which such Grantor is a party, including, without limitation, the fees and disbursements of counsel (including the allocated fees and expenses of in-house counsel) to each Lender and of counsel to the Collateral Agent.

     (b) Each Grantor agrees to pay, and to save the Collateral Agent and the Securityholders harmless from, any and all liabilities with respect to, or resulting from any delay in paying, any and all stamp, excise, sales or other taxes which may be payable or determined to be payable with respect to any of the Collateral or in connection with any of the transactions contemplated by this Agreement.

     (c) The agreements in this Section shall survive repayment of the Obligations and all other amounts payable under the Indenture and the other Operative Documents.

     7.5 Successors and Assigns. This Agreement shall be binding upon the successors and assigns of each Grantor and of the Collateral Agent and shall inure to the benefit of the Collateral Agent and the Securityholders and their successors and assigns; provided that no

Grantor may assign, transfer or delegate any of its rights or obligations under this Agreement without the prior written consent of the Collateral Agent.

     7.6 Set-Off. Each Grantor hereby irrevocably authorizes the Collateral Agent and each Securityholder at any time and from time to time while an Event of Default shall have occurred and be continuing, without notice to such Grantor or any other Grantor, any such notice being expressly waived by each Grantor, to set-off and appropriate and apply any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by the Collateral Agent or such Securityholder to or for the credit or the account of such Grantor (other than for the account of any Grantor acting in a fiduciary or other special capacity), or any part thereof in such amounts as the Collateral Agent or such Securityholder may elect, against and on account of the obligations and liabilities of such Grantor to the Collateral Agent, such Securityholder hereunder and claims of every nature and description of the Collateral Agent or such Securityholder against such Grantor, in any currency, whether arising hereunder, under the Indenture, any other Operative Document or otherwise, as the Collateral Agent or such Securityholder may elect, whether or not the Collateral Agent or any Securityholder has made any demand for payment and although such obligations, liabilities and claims may be contingent or unmatured. The Collateral Agent and each Securityholder shall notify such Grantor promptly of any such set-off and the application made by the Collateral Agent or such Lender of the proceeds thereof, provided that the failure to give such notice shall not affect the validity of such set-off and application. The rights of the Collateral Agent and each Securityholder under this Section are in addition to other rights and remedies (including, without limitation, other rights of set-off) which the Collateral Agent or such Securityholder may have.

     7.7 Counterparts. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts (including by telecopy), and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

     7.8 Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

     7.9 Section Headings. The Section headings used in this Agreement are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.

     7.10 Integration. This Agreement and the other Operative Documents represent the agreement of the Grantors and the Collateral Agent with respect to the subject matter hereof and thereof, and there are no promises, undertakings, representations or warranties by the Collateral Agent or any Securityholder relative to subject matter hereof and thereof not expressly set forth or referred to herein or in the other Loan Documents.

     7.11 GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

     7.12 Submission To Jurisdiction; Waivers. Each of the Grantors and the Collateral Agent hereby irrevocably and unconditionally:

          (a) submits for itself and its property in any legal action or proceeding relating to this Agreement and the other Operative Documents to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the Courts of the State of New York, the courts of the United States of America for the Southern District of New York, and appellate courts from any thereof;

          (b) consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

          (c) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such party at its address referred to in Section 7.2 or, with respect to the Grantors, at such other address of which the Collateral Agent shall have been notified pursuant thereto;

          (d) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and

          (e) waives, to the maximum extent permitted by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section any special, exemplary, punitive or consequential damages.

     7.13 Acknowledgements. Each of the Grantors and the Collateral Agent hereby acknowledges that with respect to itself:

          (a) it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Operative Documents to which it is a party;

          (b) neither the Collateral Agent nor any Securityholder has any fiduciary relationship with or duty to any Grantor arising out of or in connection with this Agreement or any of the other Operative Documents, and the relationship between the Grantors, on the one hand, and the Collateral Agent and the Securityholders, on the other hand, in connection herewith or therewith is solely that of debtor and creditor; and

          (c) no joint venture is created hereby or by the other Loan Documents or otherwise exists by virtue of the transactions contemplated hereby among the Securityholders and the Collateral Agent or among the Grantors, the Securityholders and the Collateral Agent.

     7.14 Additional Grantors. Each Restricted Subsidiary that is required to become a party to this Agreement pursuant to Section 10.7 of the Indenture shall become a Grantor for all purposes of this Agreement upon execution and delivery by such Restricted Subsidiary of an Assumption Agreement in the form of Annex 1 hereto.

     7.15 Releases. (a) At such time as the Obligations shall have been paid in full, the Collateral shall be released from the Liens created hereby, and this Agreement and all obligations (other than those expressly stated to survive such termination) of the Collateral Agent and each Grantor hereunder shall terminate, all without delivery of any instrument or performance of any act by any party, and all rights to the Collateral shall revert to the Grantors. At the request and sole expense of any Grantor following any such termination, the Collateral Agent shall deliver to such Grantor any Collateral held by the Collateral Agent hereunder, and execute and deliver to such Grantor such documents as such Grantor shall reasonably request to evidence such termination.

     (b) If any of the Collateral shall be sold, transferred or otherwise disposed of by any Grantor in a transaction permitted by the Indenture, then the Collateral Agent, at the request and sole expense of such Grantor, shall execute and deliver to such Grantor all releases or other documents reasonably necessary or desirable for the release of the Liens created hereby on such Collateral.

     7.16 WAIVER OF JURY TRIAL. EACH GRANTOR HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.

     IN WITNESS WHEREOF, each of the undersigned has caused this Collateral Agreement to be duly executed and delivered as of the date first above written.


HARVARD INDUSTRIES, INC.


                                              By: /s/ D. Craig Bowman
                                                 -------------------------------
                                                 Name:
                                                 Title:


                                              DOEHLER-JARVIS, INC.
                                              HARVARD TRANSPORTATION CORPORATION
                                              DOEHLER-JARVIS GREENEVILLE, INC.
                                              POTTSTOWN PRECISION CASTING, INC.
                                              DOEHLER-JARVIS TECHNOLOGIES, INC.
                                              DOEHLER-JARVIS TOLEDO, INC.
                                              HARMAN AUTOMOTIVE, INC.
                                              HAYES-ALBION CORPORATION
                                              THE KINGSTON-WARREN CORPORATION

                                              On behalf of each of the above
                                              Subsidiary Guarantors


                                              By: /s/ D. Craig Bowman
                                                 -------------------------------
                                                  Name:
                                                  Title:

                                                                      Schedule 1



                            Intentionally Left Blank

                                                                      Schedule 2


                        DESCRIPTION OF PLEDGED SECURITIES


Pledged Stock:

      Issuer       Class of Stock    Stock Certificate No.        No. of Shares
      ------       --------------    ---------------------        -------------








Pledged Notes:

     Issuer                  Payee                     Principal Amount
     ------                  -----                     ----------------

                                                                      Schedule 3


                            FILINGS AND OTHER ACTIONS
                     REQUIRED TO PERFECT SECURITY INTERESTS


                         Uniform Commercial Code Filings


          [List each office where a financing statement is to be filed]




                          Patent and Trademark Filings


                               [List all filings]




                      Actions with respect to Pledged Stock




                                  Other Actions


                      [Describe other actions to be taken]

                                                                      Schedule 4


LOCATION OF JURISDICTION OF ORGANIZATION AND CHIEF EXECUTIVE OFFICE


    Grantor                                                Location
    -------                                                --------

Harvard Industries, Inc.

Doehler-Jarvis, Inc.

Harvard Transportation Corporation

Doehler-Jarvis Greeneville, Inc.

Pottstown Precision Casting, Inc.

Doehler-Jarvis Technologies, Inc.

Doehler-Jarvis Toledo, Inc.

Harman Automotive, Inc.

Hayes-Albion Corporation

The Kingston-Warren Corporation

                                                                      Schedule 5


                       LOCATION OF INVENTORY AND EQUIPMENT


    Grantor                                                Locations
    -------                                                ---------

Harvard Industries, Inc.

Doehler-Jarvis, Inc.

Harvard Transportation Corporation

Doehler-Jarvis Greeneville, Inc.

Pottstown Precision Casting, Inc.

Doehler-Jarvis Technologies, Inc.

Doehler-Jarvis Toledo, Inc.

Harman Automotive, Inc.

Hayes-Albion Corporation

The Kingston-Warren Corporation

                                                                      Schedule 6


                        COPYRIGHTS AND COPYRIGHT LICENSES

Harvard Industries, Inc.

Doehler-Jarvis, Inc.

Harvard Transportation Corporation

Doehler-Jarvis Greeneville, Inc.

Pottstown Precision Casting, Inc.

Doehler-Jarvis Technologies, Inc.

Doehler-Jarvis Toledo, Inc.

Harman Automotive, Inc.

Hayes-Albion Corporation

The Kingston-Warren Corporation

                           PATENTS AND PATENT LICENSES

Harvard Industries, Inc.

Doehler-Jarvis, Inc.

Harvard Transportation Corporation

Doehler-Jarvis Greeneville, Inc.

Pottstown Precision Casting, Inc.

Doehler-Jarvis Technologies, Inc.

Doehler-Jarvis Toledo, Inc.

Harman Automotive, Inc.

Hayes-Albion Corporation

The Kingston-Warren Corporation

                        TRADEMARKS AND TRADEMARK LICENSES

Harvard Industries, Inc.

Doehler-Jarvis, Inc.

Harvard Transportation Corporation

Doehler-Jarvis Greeneville, Inc.

Pottstown Precision Casting, Inc.

Doehler-Jarvis Technologies, Inc.

Doehler-Jarvis Toledo, Inc.

Harman Automotive, Inc.

Hayes-Albion Corporation

The Kingston-Warren Corporation

                                                                      Schedule 7


                                    CONTRACTS

                                                                      Schedule 8





                              EXISTING PRIOR LIENS

                                     ISSUER

                           ACKNOWLEDGEMENT AND CONSENT


     The undersigned hereby acknowledges receipt of a copy of the Collateral Agreement dated as of November 24, 1998 (the "Agreement"), made by the Grantors party thereto in favor of ________, as Collateral Agent. The undersigned agrees for the benefit of the Collateral Agent, the Securityholders and the Trustee as follows:

     1. The undersigned will be bound by the terms of the Agreement and will comply with such terms insofar as such terms are applicable to the undersigned.

     2. The undersigned will notify the Collateral Agent promptly in writing of the occurrence of any of the events described in Section 4.7(a) of the Agreement.

     3. The terms of Sections 5.3(a) and 5.7 of the Agreement shall apply to it, mutatis mutandis, with respect to all actions that may be required of it pursuant to Section 5.3(a) or 5.7 of the Agreement.

[NAME OF ISSUER]



By
                                                     ---------------------------

Title
                                                           ---------------------
Address for Notices:

--------------------------------------------------------------------------------


--------------------------------------------------------------------------------


Fax:
                                                           ---------------------

                                                                      Annex 1 to
                                                            Collateral Agreement


                          FORM OF ASSUMPTION AGREEMENT

     ASSUMPTION AGREEMENT, dated as of ________________, ____, made by ______________________________, a ______________ corporation (the "Additional
Grantor"), in favor of ___________________, as Collateral Agent for the Securityholders, dated as of November 24, 1998 (as amended, supplemented or otherwise modified from time to time, the "Indenture"). All capitalized terms not defined herein shall have the meaning ascribed to them in such Indenture.

                              W I T N E S S E T H :

     WHEREAS, in connection with the Indenture, the Grantors (other than the Additional Grantor) have entered into the Collateral Agreement, dated as of November 24, 1998 (as amended, supplemented or otherwise modified from time to time, the "Collateral Agreement") in favor of the Collateral Agent for the benefit of the Securityholders;

     WHEREAS, the Indenture requires the Additional Grantor to become a party to the Collateral Agreement; and

     WHEREAS, the Additional Grantor has agreed to execute and deliver this Assumption Agreement in order to become a party to the Collateral Agreement;

     NOW, THEREFORE, IT IS AGREED:

     1. Collateral Agreement. By executing and delivering this Assumption Agreement, the Additional Grantor, as provided in Section 7.14 of the Collateral Agreement, hereby becomes a party to the Collateral Agreement as a Grantor thereunder with the same force and effect as if originally named therein as a Grantor and, without limiting the generality of the foregoing, hereby expressly assumes all obligations and liabilities of a Grantor thereunder. The information set forth in Annex 1-A hereto is hereby added to the information set forth in Schedules ____________ to the Collateral Agreement. The Additional Grantor hereby represents and warrants that each of the representations and warranties contained in Section 3 of the Collateral Agreement is true and correct on and as the date hereof (after giving effect to this Assumption Agreement) as if made on and as of such date.

     2. GOVERNING LAW. THIS ASSUMPTION AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

     IN WITNESS WHEREOF, the undersigned has caused this Assumption Agreement to be duly executed and delivered as of the date first above written.

                                                           [ADDITIONAL GRANTOR]



                                                           By:
                                                              ------------------
                                                           Name:
                                                           Title: